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EXHIBIT 3.1.4   Amendment of Articles of Incorporation dated June 1, 2001


                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax: (303) 894-2242


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is:  BIOTECH INDUSTRIES, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 18, 2001, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

_______ No shares have been issued or Directors Elected - Action by incorporators

_______ No shares have been issued by Directors Elected - Action by Directors


___X__ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

______ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD:       If changing corporate name, the new name of the corporation is:

             ValuShip, Ltd.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

             The shares of the corporation have been split in such a way that there is one (1) NEW for every five hundred (500) OLD shares. Total authorized shares remains 100,000,000 common shares, no par value.

If these amendments are to have a delayed effective date, please list that date:
______________ (Not to exceed ninety (90) days from the date of filing)


                                                         /S/ FARKHAD OMAROV
                                                         -----------------------
                                                         Signature

                                                         Title: President